SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this the th day of July, 1997

                                    NETSMART TECHNOLOGIES, INC.


                                    By:
                                       Lewis S. Schiller
                                       Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lewis S. Schiller and James L. Conway or either of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


    Signature                        Title                    Date



                                Chairman of the Board, Chie   July 29   , 1997
Lewis S. Schiller               Executive Officer and Director
                                (Principal Executive Officer)


                                Treasurer and Chief Financi   July 29     , 1997
Anthony F. Grisanti             Officer (Principal Financial and
                                Accounting Officer)

                                Director                      July 29   , 1997
James L. Conway



                                Director                      July 29   , 1997
Leonard M. Luttinger


                                Director                      July  29  ,  1997
John F. Phillips


                                Director                      July 29   , 1997
Norman J. Hoskin


                                Director                      July 29   ,  1997
Storm R. Morgan


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